                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A2

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) February 19, 1998

                     DIPLOMAT DIRECT MARKETING CORPORATION
                                   formerly
                             DIPLOMAT CORPORATION
            (Exact name of registrant as specified in its charter)

DELAWARE                           0-22432                          13-3727399
(State or other                  (Commission                     (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)

                              25 KAY FRIES DRIVE
                             STONY POINT, NY 10980
         (Address of principal executive offices, including zip code)

                                (914) 786-5552
             (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

This Form 8-K/A2 amends the Form 8-K/A1 filed October 16, 1998, which amends the Form 8-K filed by registrant on March 6, 1998 solely to include the Financial Statements required to be included under Item 7(a) and (b). The only substantive changes are contained in the unaudited financial statements for the six months ended June 30, 1997. The registrant engaged an audit of Lew Magram's financial statements. The two substantive changes are (i) an increase in prepaid catalog expenses to reverse changes made in the accounting method for prepaid catalog expenses in the appropriate amount of $900,000, and (ii) an increase in accrued expenses of approximately $2,300,000 to reflect customer returns in the period subsequent to June 30, 1997. Other changes were typographical and other non-material changes.

(a) Financial Statements of Lew Magram Ltd. -- Year Ended January 4, 1997, the Six Months Ended December 30, 1995 and the Year Ended July 1, 1995 (audited)

(b) Financial Statements of Lew Magram Ltd. -- Six Months Ended June 30, 1997 and June 30, 1996 (unaudited)

(c) Pro Forma Financial Statements of Diplomat Corporation and Lew Magram Ltd. -- Nine Months Ended June 30, 1997 and Year Ended September 30, 1996 (unaudited)

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K\A2 to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 1999                      DIPLOMAT DIRECT MARKETING CORPORATION


                                           By:/s/ JONATHAN ROSENBERG
                                              ---------------------------
                                                  Jonathan Rosenberg
                                                  Chief Executive Officer

                        INDEX TO FINANCIAL STATEMENTS

(a) Financial Statements of Lew Magram Ltd. -- Year Ended January 4, 1997, the Six Months Ended December 30, 1995 and the Year Ended July 1, 1995 (audited)

(b) Financial Statements of Lew Magram Ltd. -- Six Months Ended June 30, 1997 and June 30, 1996 (unaudited)

(c) Pro Forma Financial Statements of Diplomat Corporation and Lew Magram Ltd. -- Nine Months Ended June 30, 1997 and Year Ended September 30, 1996 (unaudited)

Financial Statements of Lew Magram Ltd. -- Year Ended January 4, 1997, the Six Months Ended December 30, 1995 and the Year Ended July 1, 1995 (audited)

                                                Lew Magram Ltd.












                                                            Financial Statements
                  Year Ended January 4, 1997, Six Months Ended December 30, 1995
                                                     and Year Ended July 1, 1995

                                                Lew Magram Ltd.








================================================================================
                                                            Financial Statements
                  Year Ended January 4, 1997, Six Months Ended December 30, 1995
                                                     and Year Ended July 1, 1995

                                                                 Lew Magram Ltd.



                                                                        Contents


================================================================================


          Independent auditors' report                                        3

          Financial statements:

             Balance sheets                                                   4
             Statements of operations                                         5
             Statements of stockholder's equity                               6
             Statements of cash flows                                         7
             Summary of accounting policies                                8-11
             Notes to financial statements                                12-17

Independent Auditors' Report



Lew Magram Ltd.
New York, New York


We have audited the accompanying balance sheets of Lew Magram Ltd. as of January 4, 1997 and December 30, 1995, and the related statements of operations, stockholder's equity and cash flows for the year ended January 4, 1997, the six months ended December 30, 1995 and the year ended July 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lew Magram Ltd. as of January 4, 1997 and December 30, 1995, and the results of its operations and its cash flows for the year ended January 4, 1997, the six months ended December 30, 1995 and the year ended July 1, 1995, in conformity with generally accepted accounting principles.

                                                                BDO Seidman, LLP


New York, New York

May 16, 1997, except for Note 12, as to
   which the date is July 1, 1997

                                                                 Lew Magram Ltd.





                                                                  Balance Sheets


================================================================================


                                                                              January 4,          December 30,
                                                                                1997                  1995
   -------------------------------------------------------------------------------------------------------------------
   Assets (Note 2)
   Current:
      Cash and cash equivalents                                                 $     285,797          $      71,104
      Marketable securities                                                            15,000                  3,000
      Accounts receivable                                                             835,522                918,737
      Inventories                                                                   4,219,567              4,152,549
      Prepaid catalogue and advertising expenses                                    1,872,940                698,217
      Prepaid expenses and other current assets                                       666,091                869,031
   -------------------------------------------------------------------------------------------------------------------
              Total current assets                                                  7,894,917              6,712,638
   Property and equipment, at cost, less accumulated depreciation and
      amortization of $2,083,147 and $1,530,717 (Notes 1 and 4)                     2,068,707              2,070,786
   Prepaid catalogue and advertising expenses, noncurrent                              68,601                 49,147
   Other assets                                                                        22,404                 57,341
   -------------------------------------------------------------------------------------------------------------------
                                                                                  $10,054,629             $8,889,912
   ===================================================================================================================
   Liabilities and Stockholder's Equity
   Current:
      Line of credit (Note 2)                                                    $  1,325,547             $1,000,000
      Obligations under capital leases (Note 4)                                       345,566                193,199
      Accounts payable                                                              3,636,411              2,831,544
      Accrued expenses and other current liabilities                                2,373,649              2,253,946
      Customer refunds payable                                                      1,402,294                901,246
      Customers' unshipped orders                                                     226,260                182,173
   -------------------------------------------------------------------------------------------------------------------
              Total current liabilities                                             9,309,727              7,362,108
   -------------------------------------------------------------------------------------------------------------------
   Noncurrent:
      Obligations under capital leases(Note 7)                                        240,706                254,467
      Deferred rent                                                                    90,359                109,715
      Subordinated debt (Notes 3 and 11)                                                    -                351,212
      Other long-term liability                                                             -                  6,554
   -------------------------------------------------------------------------------------------------------------------
              Total noncurrent liabilities                                            331,065                721,948
   -------------------------------------------------------------------------------------------------------------------
   Commitments and contingencies (Notes 5, 6 and 7)
   Stockholder's equity
      Capital stock, no par - shares authorized 200; issued and
         outstanding 60                                                                 4,000                  4,000
      Additional paid-in capital (Notes 3 and 11)                                   1,426,212              1,000,000
      Deficit                                                                      (1,016,375)              (198,144)
   -------------------------------------------------------------------------------------------------------------------
              Total stockholder's equity                                              413,837                805,856
   -------------------------------------------------------------------------------------------------------------------
                                                                                  $10,054,629             $8,889,912
   ===================================================================================================================


                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Lew Magram Ltd.





                                                        Statements of Operations

================================================================================

                                                                  Year ended       Six months ended      Year ended
                                                                   January 4,        December 30,          July 1,
                                                                      1997               1995               1995
   -------------------------------------------------------------------------------------------------------------------
   Net sales                                                      $51,926,603        $23,145,161         $57,616,471
   Cost of goods sold                                              25,111,912         11,204,438          28,733,003
   -------------------------------------------------------------------------------------------------------------------
         Gross profit                                              26,814,691         11,940,723          28,883,468
   -------------------------------------------------------------------------------------------------------------------
   Operating (income) expenses:
      Catalogue and advertising expenses                           18,039,200          7,594,774          19,588,706
      Selling and shipping expenses                                 3,952,479          2,235,467           4,921,123
      General and administrative expenses                           9,402,096          3,882,448           9,226,963
      Officers' salaries                                            1,415,396            586,921           1,370,742
      Postage and handling charges - net                           (4,512,922)        (1,597,727)         (4,117,223)
   -------------------------------------------------------------------------------------------------------------------
         Total operating expenses                                  28,296,249         12,701,883          30,990,311
   -------------------------------------------------------------------------------------------------------------------
         Loss from operations                                      (1,481,558)          (761,160)         (2,106,843)
   -------------------------------------------------------------------------------------------------------------------
   Other income (expense):
      List rentals, net                                               948,813            409,777             794,825
      Net interest and dividend (expense) income                     (266,221)          (129,051)            133,544
      Other (Note 8)                                                    8,961                  -            (228,010)
   -------------------------------------------------------------------------------------------------------------------
         Total other income - net                                     691,553            280,726             700,359
   -------------------------------------------------------------------------------------------------------------------
         Loss before state and local income taxes
           (recoveries)                                              (790,005)          (480,434)         (1,406,484)
   State and local income taxes (recoveries)                                -            (15,665)              8,562
   -------------------------------------------------------------------------------------------------------------------
   Net loss                                                      $   (790,005)      $   (464,769)       $ (1,415,046)
   ===================================================================================================================


                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Lew Magram Ltd.





                                              Statements of Stockholder's Equity

================================================================================

   Year ended January 4, 1997, six months ended December 30, 1995 and year ended July 1, 1995
   ------------------------------------------------------------------------------------------------------------------

                                                       Capital stock                  Additional
                                             ----------------------------------        paid-in
                                                  Shares           Amount              Capital             Deficit
   ------------------------------------------------------------------------------------------------------------------
   Balance, July 3, 1994                              120           $  8,000        $     11,446        $ 5,681,961
   Net loss for the year                                -                  -                   -         (1,415,046)
   S corporation distributions                          -                  -                   -         (1,500,000)
   Redemption of 50% stockholder (Note 10)            (60)            (4,000)            (11,446)        (2,100,290)
   ------------------------------------------------------------------------------------------------------------------
   Balance, July 1, 1995                               60              4,000                   -            666,625
   Net loss for the six-month period                    -                  -                   -           (464,769)
   Adjustment to retained earnings                      -                  -                   -           (400,000)
      (Note 10)
   Contribution of stockholder note                     -                  -
      (Note 11)                                                                        1,000,000                  -
   ------------------------------------------------------------------------------------------------------------------
   Balance, December 30, 1995                          60              4,000           1,000,000           (198,144)
   Net loss for the year                                -                  -                   -           (790,005)
   Redemption of 50% stockholder (Note 10)              -                  -                   -            (28,226)
   Forgiveness of debt by former
      stockholder (Note 3)                              -                  -             426,212                  -
   ------------------------------------------------------------------------------------------------------------------
   Balance, January 4, 1997                            60           $  4,000          $1,426,212        $(1,016,375)
   ==================================================================================================================


                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Lew Magram Ltd.





                                                        Statements of Cash Flows

                                                                        (Note 9)
================================================================================

                                                               Year ended      Six months ended       Year ended
                                                               January 4,         December 30,          July 1,
                                                                  1997               1995                1995
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                  $  (790,005)       $   (464,769)         $(1,415,046)
-------------------------------------------------------------------------------------------------------------------
   Adjustments to reconcile net loss to net cash provided
      by (used in) operating activities:
        Depreciation and amortization                            546,030             310,440              491,204
        Unrealized depreciation of marketable securities         (12,000)                  -                3,278
        Loss from abandonment of leasehold
           improvements/disposal of fixed assets                       -                   -              203,330
        Decrease (increase) in:
           Accounts receivable                                    83,216             240,571              406,441)
           Inventories                                           (67,018)           (414,298)           1,420,699
           Prepaid expenses and other current assets            (991,238)            715,779            1,307,124
           Other assets                                           34,937             441,309             (203,046)
        Increase (decrease) in:
           Accounts payable                                      804,867          (2,023,503)          (1,946,033)
           Accrued expenses and other current
              liabilities                                        113,148             312,732             (464,350)
           Customer refunds payable                              501,048            (142,830)            (681,445)
           Customers' unshipped orders                            44,087              59,366             (100,396)
           Deferred rent                                         (19,356)            (33,292)             (10,383)
-------------------------------------------------------------------------------------------------------------------
                Total adjustments                              1,037,721            (533,726)            (386,459)
-------------------------------------------------------------------------------------------------------------------
                Net cash provided by (used in)
                   operating activities                          247,716            (998,495)          (1,801,505)
-------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Capital expenditures                                         (543,950)           (112,350)            (677,459)
   Proceeds from sale of fixed assets                                  -                   -              362,000
   Purchase of marketable securities                                   -                   -           (1,564,475)
   Sale of marketable securities                                       -             709,335            4,198,617
-------------------------------------------------------------------------------------------------------------------
                Net cash provided by (used in)                  (543,950)            596,985            2,318,683
                   investing activities
-------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Increase in line of credit                                    325,547           1,000,000                    -
   Payment of note payable to bank                                     -            (116,476)            (331,633)
   Payment of dividends                                                -                   -           (1,500,000)
   Issuance of subordinated debt                                       -                   -            1,037,990
   Principal payments (receipts) under capitalized
      lease obligations                                          138,606            (143,599)            (143,048)
   Redemption of 50% stockholder - retained earnings             (28,226)           (400,000)          (2,100,290)
   Capital stock and additional paid-in capital                   75,000                   -              (15,446)
-------------------------------------------------------------------------------------------------------------------
                Net cash provided by (used in)
                   financing activities                          510,927             339,925           (3,052,427)
-------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents               214,693            (61,585)         (2,535,249)
Cash and cash equivalents, beginning of period                      71,104            132,689           2,667,938
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                       $   285,797      $      71,104         $   132,689
===================================================================================================================


                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Lew Magram Ltd.





                                                  Summary of Accounting Policies

================================================================================

Description of Business               The Company is a mail order ladies apparel
                                      retailer.

Cash and Cash Equivalents             The Company considers all highly liquid
                                      investments purchased with a maturity of three months or less to be cash equivalents.

Marketable Securities                 Effective July 3, 1994, the Company
                                      adopted Statement of Financial Accounting
                                      Standards No. 115, "Accounting for Certain
                                      Investments in Debt and Equity
                                      Securities." At January 4, 1997 and
                                      December 30, 1995, the Company's
                                      investments consist primarily of
                                      tax-exempt bonds and money market funds.
                                      The investments have been classified as
                                      trading securities and are stated at
                                      market value with the resulting unrealized gain reflected in other income.
                                      Previously, the Company's investments were carried at the lower of aggregate cost or market.


Inventories                           Inventories consisting of finished goods
                                      are valued at the lower of cost (first-in, first-out) or market.

Catalogue and Advertising
Expenses The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

                                      Direct-response advertising consists
                                      primarily of mail order catalogues that
                                      include order forms for the Company's
                                      products. The capitalized costs of the
                                      catalogue are amortized over the shipping season of the products appearing in the catalogues, which does not exceed 6 months.

                                                                 Lew Magram Ltd.





                                                  Summary of Accounting Policies

================================================================================

                                      The Company began a production
                                      development program that extends the
                                      useful lives of certain production costs over many catalogue seasons. These costs are being amortized on a straight-line basis over 18 months, the estimated useful life, and consist of photography, modeling and color separation costs. The change in estimate of amortizing these costs over 18 months instead of 6 months resulted in an increase to prepaid catalogue expenses of approximately $450,000 and decrease in advertising expenses by the same amount for the six months ended December 30, 1995.

Property, Equipment and
Depreciation                          Depreciation and amortization are computed
                                      by both accelerated and straight-line
                                      methods based on the estimated useful
                                      lives of the assets.

Revenue Recognition                   Revenue is recognized at the time
                                      merchandise is shipped to customers.
                                      Proceeds received for merchandise not yet shipped are reflected as "customers' unshipped orders," a current liability. In addition, the Company passes on the cost of parcel shipments directly to the customer as part of the postal and handling charge, which is customary in the direct mail industry. This is reflected as a reduction of operating expenses.

                                      The Company also derives revenue through the rental of their customer mailing list, which is reflected in other income.

Merchandise Credits                   The Company issues merchandise credits for
                                      certain returns of merchandise sold with substantial discounts. Unused credits are periodically written off into income (see
                                      Note 7).

                                                                 Lew Magram Ltd.





                                                  Summary of Accounting Policies

================================================================================

Income Taxes                          The Company elected, with the consent of
                                      its stockholder, to be taxed as an S
                                      corporation under the provisions of the
                                      Internal Revenue Code and New York State
                                      Franchise Tax Law. The stockholder is
                                      required to report the Company's taxable income or loss in his personal income tax returns; accordingly, such income taxes are not reflected in the financial statements. The financial statements include a provision for New York City and New Jersey income taxes since New York
                                      City and New Jersey do not recognize S
                                      corporation status. New York State imposes a corporate level tax based upon the differential between corporate and individual tax rates, which has been provided for.

                                      During the year ended July 1, 1995, the
                                      Company adopted Statement of Financial
                                      Accounting Standards No. 109 ("SFAS No.
                                      109"), "Accounting for Income Taxes." SFAS
                                      No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The adoption of the statement did not have a significant impact on the Company's financial position or on its results of operations. Deferred income taxes are immaterial and not recorded by the Company.

                                      In connection with the transactions
                                      discussed in Note 12, the Company's S
                                      corporation status was automatically
                                      terminated and the Company will now be
                                      taxed as a C corporation. The change in
                                      status will not materially affect the
                                      Company.

Fiscal Year                           The Company's fiscal year is comprised of
                                      52-53 weeks ending on the Saturday closest to December 31. Fiscal 1996 ended on
                                      January 4, 1997, which comprised of a
                                      53-week year. The additional week was
                                      added in the fourth quarter of this fiscal year.

                                      Prior to July 1995, the Company's year-end was comprised of a 52-53 week fiscal year ending on the Saturday closet to June 30. The six-month period ended December 30, 1995 was comprised of 26 weeks and, fiscal 1995 ended on July 1, 1995, which comprised a 52-week year.

                                                                 Lew Magram Ltd.





                                                  Summary of Accounting Policies

================================================================================

Reclassifications                     Certain reclassifications have been made
                                      to the presentation for the six months
                                      ended December 30, 1995 to conform to the presentation for the year ended January 4, 1997.

                                                                 Lew Magram Ltd.





                                                   Notes to Financial Statements

================================================================================

1.   Property and        Major classes of property and equipment consist
     Equipment           of the following:


                                                       January 4,        December 30,     Estimated
                                                           1997              1995        useful lives
                          ------------------------------------------------------------------------------
                          Computer equipment          $   856,740        $   762,363      5-7 years
                          Leasehold
                            improvements                  897,417            766,359    Term of lease
                          Furniture and fixtures          893,794            849,747       7 years
                          Auto                             27,979             27,979       5 years
                          Telephone and other
                             equipment                    563,107            483,498      3-7 years
                          ------------------------------------------------------------------------------
                                                        3,239,037          2,889,946
                          Less:  Accumulated
                                    depreciation
                                    and
                                    amortization        1,754,448          1,231,322
                          ------------------------------------------------------------------------------
                                                        1,484,589          1,658,624
                          ------------------------------------------------------------------------------
                          Computer equipment and
                             telephone under
                             capital leases               912,817            711,557      3-5 years
                          Less:  Accumulated
                                    depreciation          328,699            299,395
                          ------------------------------------------------------------------------------
                                                          584,118            412,162
                          ------------------------------------------------------------------------------
                                                       $2,068,707         $2,070,786
                          ==============================================================================

2.   Credit              In October 1992, the Company entered into an agreement
     Agreements          for a 3-year term loan with a bank in the amount of
                         $1,000,000 for use in acquiring certain leasehold improvements and repaying certain debt outstanding. The borrowings were payable in 36 monthly installments of $27,778 plus interest. Interest was at 1 1/4% above the bank's prime rate.

                         The obligation was secured by collateral consisting of all personal property and fixtures and was paid in full by October 1995.

                                                                 Lew Magram Ltd.





                                                   Notes to Financial Statements

================================================================================

                         The Company had an agreement with the bank under which it may borrow up to $1,000,000 through March 1, 1996. Interest on borrowings under the agreement is at 1% over the bank's prime rate. The amount of borrowings is subject to a borrowing base formula consisting of 40% of inventory and 75% of mailing list receivables aged under 90 days and is secured by substantially all the assets of the Company. As of December 31, 1995, the outstanding balance under this agreement was $1,000,000 at a current rate of interest of 9.5%.

                         In April 1996, a new $2,000,000 line of credit was entered into with similar terms and conditions.

                         In August 1996, the Company replaced its prior line with a $5,000,000 committed line of credit with Congress Financial Corp. for a term of three years. The agreement provides for borrowings subject to a borrowing base formula consisting of 50% of inventory and is secured by substantially all the assets of the Company. Interest on borrowings under the agreement is at 1.5% over the bank's prime rate and is calculated on a minimum borrowing of $2,000,000. As of January 4, 1997, the outstanding balance under this agreement was $1,325,547 at a current rate of interest of 9.75%. The effective interest rate was 14.71%.

3.   Note Payable -      In April 1991, the Company purchased 30 shares of its
     Former              stock for $1,252,889 from two stockholders, who are
     Stockholders        also the parents of the existing owners, which
                         represented all of the capital stock owned by them, in exchange for a note. The principal amount outstanding at December 31, 1995 was $313,221 at an interest rate of 8.5%. The principal amount, as revised, was payable in annual installments of $104,407 beginning on September 30, 1995. On August 8, 1995, the principal amount outstanding and all accrued interest were subordinated to the term loan outstanding and the bank agreement referred to in Note 2. In December 1996, the former stockholders forgave the debt outstanding to the Company. The forgiveness of debt was recorded as a direct addition to additional paid-in capital.

                                                                 Lew Magram Ltd.





                                                   Notes to Financial Statements

================================================================================

4.   Capitalized Lease   The Company entered into various lease/purchase
     Obligations         agreements for certain computer and telephone equipment
                         during fiscal 1993 and 1992, which were renegotiated with the addition of other computer and telephone equipment during fiscal 1995. The agreements provide for monthly payments at various rates of interest through November 2000.

                         Future net minimum lease payments under capital leases are as follows:

                         Fiscal year ending
                         ------------------------------------------------------
                         1997                                          $411,384
                         1998                                           211,274
                         1999                                            32,680
                         2000                                            23,338
                         ------------------------------------------------------
                                                                        678,676
                         Less:    Amount representing interest           92,404
                         ------------------------------------------------------
                         Present value of net minimum lease
                           payments:
                               Total                                    586,272
                               Due within one year                      345,566
                         ------------------------------------------------------
                               Due after one year                      $240,706
                         ======================================================


5.   Profit Sharing      The Company has a profit sharing plan covering
     Plan                substantially all employees, which provides for annual
                         contributions as determined by the Board of Directors.
                         The Company also has a 401(k) plan covering substantially all employees. The profit sharing contribution and 401(k) matching contribution made for the year ended January 4, 1997 were approximately
                         $37,500 in total and for the six months ended December
                         30, 1995 were approximately $41,300 in total. There was no profit sharing contribution made for the year ended
                         July 1, 1995.

                                                                 Lew Magram Ltd.





                                                   Notes to Financial Statements

================================================================================

6.   Leases              The Company rents real and personal property under
                         lease agreements which expire at various dates through December 2004. In connection with the lease agreements, the Company is required to pay certain costs including real estate taxes, insurance and utilities. In addition, various lease agreements include an option to be renewed under similar terms and conditions. Future minimum rentals under noncancellable operating leases are as follows:

                         Fiscal year ending                              Amount
                         ------------------------------------------------------
                         1997                                        $  563,462
                         1998                                           553,861
                         1999                                           570,309
                         2000                                           574,291
                         2001                                           570,064
                         2002 and thereafter                          1,031,945
                         ------------------------------------------------------
                               Total minimum lease payments          $3,863,932
                         ======================================================



                         Rent expense amounted to approximately $563,000, $286,000 and $568,000 for the year ended January 4, 1997, the six months ended December 30, 1995 and the year ended July 1, 1995, respectively.

7.   Contingencies       Because of the Company's policy of periodically writing
                         off into income unused merchandise credits issued
                         (approximately $796,000, $983,000 and $1,095,000 for
                         the year ended January 4, 1997, the six months ended
                         December 30,1995 and the year ended July 1, 1995 , respectively), without expiration dates in connection with the return of sale merchandise, it may be liable for future claims on such amounts previously written off.


8.   Other Expense       In connection with relocating a portion of the
                         Company's office, the Company terminated a portion of a lease agreement. The net book value of related leasehold improvements abandoned less the amount received from the new tenants amounted to approximately
                         $176,000.

                                                                 Lew Magram Ltd.





                                                   Notes to Financial Statements

================================================================================

9.   Supplemental        (a)   Cash Paid
     Disclosures of
     Cash Flow
     Information

                                            Year ended      Six months ended      Year ended
                                             January 4,        December 30,         July 1,
                                                1997              1995               1995
                         ----------------------------------------------------------------------
                         Interest             $266,261           $130,533          $  98,508

                         Income taxes            1,975                  -            276,990
                         ======================================================================

                         (b)   Noncash Financing Activity

                                The Company renegotiated various capital lease obligations for equipment during fiscal 1995. The existing capital lease obligations of $141,487 were renegotiated with additional equipment added. The renegotiated capital leases totaled $571,405.

                         (c) In December 1996, two former stockholders forgave debt outstanding to the Company (see
                                Note 3).

10.  Redemption of       During fiscal 1995, the Company bought and cancelled
     50% Stockholder     the outstanding stock of a 50% stockholder of the
                         Company for an amount of approximately $2,100,000 which was paid in cash. The December 30, 1995 financial statements have been restated to include the $400,000 originally allocated to a one-year consulting agreement with the former stockholder as part of the purchase price of the shares. In fiscal 1996, additional $28,226 was required to be paid to the former stockholder as per the redemption agreement.

11.   Subordinated       In June 1995, the remaining stockholder issued a note
      Note -             to the Company in the amount of $1,000,000. The note
      Stockholder        bore interest at 10%. On August 8, 1995, this note, in
                         addition to the notes to former stockholders described in Note 3, was subordinated to the term loan outstanding and the bank agreement referred to in Note
                         2.

                         As of December 30, 1995, the stockholder contributed the $1,000,000 note payable to the Company as additional paid-in capital.

                                                                 Lew Magram Ltd.





                                                   Notes to Financial Statements

================================================================================

12.  Subsequent Events   (a)   On May 16, 1997, the Company issued 2,000 shares
                               of preferred stock to two individuals for $2,000,000. The preferred stock has been designated as senior convertible preferred stock with $.01 par value. The preferred stock has a $1,000 per share liquidation value and a 9.5% cumulative dividend.

                         (b) In connection with the transaction discussed above, the Company amended its certificate of incorporation whereby the Company is authorized to issue 2,000 shares of $.01 par value common stock and 2,000 shares of $.01 par value preferred stock.

                         (c) Effective July 1, 1997, the Company was acquired by Diplomat Corporation ("Diplomat"), a Delaware corporation with a place of business in Stony Point, NY which is in the business of selling infantwear and care products. The acquisition was accounted for as a purchase, with the consideration consisting of the issuance of Diplomat preferred and common stock.

Financial Statements of Lew Magram Ltd. -- Six Months Ended June 30, 1997 and June 30, 1996 (unaudited)

                                LEW MAGRAM LTD
                                 BALANCE SHEET
                                 JUNE 30, 1997
                                  (Unaudited)

ASSETS

Current Assets:
Cash                                                $2,036,007
Marketable  Securities                                  15,000
Accounts Receivable                                    846,499
Inventory                                            3,281,298
Prepaid Catalogs                                     1,361,734
Prepaid and Other Current                              902,626
                                                    ----------
    Total Current Assets                             8,443,164

Property & Equipment                                 1,438,222
Other Assets                                            22,404
     Total Assets                                   $9,903,790
                                                    ==========

LIABILITIES & STOCKHOLDER'S DEFICIT

Current Liabilities:
Current portion-capital leases                    $    205,193
Accounts payable                                     4,443,303
Loans payable-bank                                   2,694,628
Accrued expenses                                     7,072,897
                                                  ------------
     Total current liabilities                      14,616,024
Long term debt                                         252,450
Stockholders' Equity
     Preferred stock                                 2,000,000
     Common stock                                        4,000
     Paid-in capital                                   997,381
     Accumulated deficit                            (7,966,062)
                                                  ------------
     Total Stockholders' Deficit                    (4,964,681)
                                                  ------------
Total liabilities and shareholders' deficit       $  9,903,790
                                                  ============

                                LEW MAGRAM LTD.
                       UNAUDITED STATEMENT OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                                 Six Months         Six Months
                                                Period Ended       Period Ended
                                                June 30, 1997     June 30, 1996

Net Sales                                       $ 19,692,703      $ 26,333,335

Cost of Goods Sold                                11,960,210        12,417,647
                                                ------------      ------------

Gross Profit                                       7,682,493        13,915,688

Selling,General and Administrative Expenses       14,670,290        13,379,020
                                                ------------      ------------

Operating Income (Loss)                           (6,987,797)          536,668

Other Income (Loss)                                 (218,636)          (95,289)
                                                ------------      ------------

Net Income (Loss) Before Income Taxes             (7,306,433)          441,379

Income Tax Expense (Benefit)                          70,000                 0
                                                ------------      ------------

Net Income (Loss)                               ($ 7,276,433)     $    441,379
                                                ============      ============

                                                  LEW MAGRAM LTD
                                             STATEMENTS OF CASH FLOWS
                                                    Unaudited


                                                                        Six months ended
                                                                June 30,              June 30,
                                                                 1997                  1996
                                                                 -----                 ----

Cash flows from operating activities:

Net income (loss)                                               ($7,276,433)       $   441,379
    Adjustments to reconcile net income(loss) to
     net cash provided by operating activities:
Depreciation and amortization                                       303,547            279,324

Decrease(Increase) in:

Accounts receivable                                                 (10,977)            18,112
Inventories                                                         738,578            (73,034)
Prepaid expenses and other current assets                             6,363         (1,015,680)
Other assets                                                                           241,416

Increase(Decrease) in:
Accounts payable                                                   (469,981)         1,664,028
Accrued expenses                                                  5,278,391           (582,141)
                                                                                   -----------

Net cash provided(used in) operating activities                  (1,230,492)           973,404

Cash flows from investing activities-capital expenditures           (87,175)          (183,183)
                                                                -----------        -----------
Cash flows from financing activities:
     Increase in long term debt                                   1,369,084           (761,927)
     Issuance of preferred stock                                  2,000,000
     Dividends on preferred stock                                   (24,466)
     Payments under capital leases                                 (199,121)          (100,120)
     Redemption of stockholder                                      (77,619)            75,000
                                                                -----------        -----------
                                                                  3,067,878           (787,047)
                                                                -----------        -----------
Net increase(decrease) in cash                                    1,750,211              3,174
Cash, beginning of year                                             285,796             71,104
                                                                -----------        -----------
Cash, end of year                                               $ 2,036,007        $    74,278
                                                                ===========        ===========

                                 LEW MAGRAM LTD
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 1997 and 1996


1.       Significant Account Policies

The accompanying financial statements reflect all adjustments which, in the opinion of the management, are necessary for the fair representation of financial position and the results of operations for the interim periods presented. Except as otherwise disclosed, all such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of the results attainable for the full fiscal year.


2.       Acquisition by Diplomat Direct Marketing Corporation

On February 19, 1998, Diplomat Direct Marketing Corporation ("DDMC") completed the acquisition of Lew Magram, Ltd. The acquisition was effected as of July 1, 1997, the date that DDMC assumed effective control of Magram. The acquisition was accounted for as a purchase and the consideration consisted of the issuance of 95,000 shares of DDMC's $.10 par value, Series D convertible preferred stock and 250,000 shares of DDMC's common stock. The Series D preferred stock is convertible into, 3,166,667 shares of DDMC's common stock. The fair market value of the consideration was approximately $646,000. DDMC recorded the carryover basis for a certain selling stockholder of Magram who is also a principal stockholder of DDMC.

The net fair market value of the identifiable assets acquired was approximately $1.9 million, and including customer lists value at $5 million. The customer lists are being amortized over a period of 10 years. Goodwill amounted to approximately $7.4 million and is being amortized over 25 years.

Pro Forma Financial Statements of Diplomat Corporation and Lew Magram Ltd. - Nine Months Ended June 30, 1997 and Year Ended September 30, 1996

                    DIPLOMAT CORPORATION AND LEW MAGRAM LTD.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 1997


                                                  Diplomat Corp.        Lew Magram
                                                  and Subsidiaries      Ltd.
                                                  Nine Month            Nine Month            Pro Forma
                                                  Period Ended          Period Ended          Adjustments
                                                  June 30, 1997         June 30, 1997         DR (CR)               Total
                                                  -------------         -------------         -------               -----
Net Sales..............................           $19,866,711           $35,245,814                              $55,112,525

Cost of Goods Sold.....................             9,178,866            19,923,523                               29,102,389
                                                    ---------            ----------                               ----------
Gross Profit...........................            10,687,845            15,322,291                               26,010,136

Selling, General and
Administration Expenses................             8,815,989            22,605,789             601,910           32,023,317
                                                    ---------            ----------             -------           ----------

Operating Income (Loss)................             1,871,856           (7,282,998)                              (6,013,052)

Other Income (Loss)....................             (488,577)               283,094                                (205,483)
                                                    ---------               -------                                ---------

Net Income (Loss) Before
Income Taxes...........................             1,383,279           (6,999,904)                              (6,218,535)

Income Tax Expense
(Benefit)..............................               324,000                70,000                                  394,000
                                                      -------                ------                                  -------

Net Income (Loss)......................             1,059,279           (7,069,904)                              (6,612,535)

Preferred Stock Dividends..............               162,000                     0                                  162,000
                                                      -------                     -                                  -------

Net Income (Loss) To
Common Shareholders....................              $897,279          ($7,069,904)                             ($6,774,535)
                                                     ========          ============                             ============

Net Income (Loss) Per
Common Share...........................                 $0.16                                                        ($1.19)
                                                        =====                                                        =======

Average Number of Shares
Used in Computation....................             5,458,525                                   250,000            5,708,525
                                                    =========                                   =======            =========

                    DIPLOMAT CORPORATION AND LEW MAGRAM LTD.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996


                                              Diplomat Corp.
                                              and Subsidiaries        Lew Magram Ltd.           Pro Forma
                                              Year Ended              Year Ended                Adjustments
                                              September 30, 1996      January 4, 1997           DR (CR)             Total
                                              ------------------      ---------------           -------             -----
Net Sales......................              $19,222,801              $51,926,603                                $71,149,404

Cost of Goods Sold.............               13,334,566               25,111,812                                 36,446,500
                                              ----------               ----------                                 ----------

Gross Profit...................                5,888,213               28,814,891                                 32,702,904

Selling, General and
Administration Expenses                       10,589,561               28,296,249               802,547           39,686,357

Restructuring and
Reorganization Costs                           1,738,975                        0                                  1,738,975
                                               ---------                        -                                  ---------

Operating Income (Loss)........              (6,440,323)              (1,481,558)                                (8,724,428)

Other Income (Loss)............                (784,577)                  691,553                                    93,024)
                                               ---------                  -------                                    -------

Net Income (Loss)
Before Income Taxes............              (7,224,900)                (790,005)                                (8,817,452)

Income Tax Expense
(Benefit)......................                        0                        0                                          0
                                                       -                        -                                          -

Net Income (Loss)..............              (7,224,900)                (790,005)                                (8,817,452)

Preferred Stock
Dividends......................                        0                        0                                          0
                                                       -                        -                                          -

Net Income (Loss) To
Common Shareholders............             ($7,224,900)               ($790,005)                               ($8,817,452)
                                            ============               ==========                               ============

Net Income (Loss) Per
Common Share...................                  ($1.59)                        0                                    ($1.99)
                                                 =======                        =                                    =======

Average Number of
Shares Used in
Computation....................                4,549,525                        0               250,000            4,799,525
                                               =========                        =               =======            =========


                    DIPLOMAT CORPORATION AND LEW MAGRAM LTD.
                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following pro forma adjustments are included in the accompanying unaudited pro forma consolidated financial statement for the nine months ended June 30, 1997.

1. To record amortization of intangibles acquired in the acquisition for the period October 1, 1995 through September 30, 1996, the period prior to acquisition. Resulting amortization for such period totals $302,547 for the goodwill and $500,000 for the customer list.

2. To record the issuance of 250,000 shares of common stock which were included in the purchase price consideration (See Lew Magram Ltd.
         Note 2 to Consolidated Financial Statements for the six months ended June 30, 1997 and 1996).